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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of HomeCom Communications, Inc. of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated February 21, 1997, on our audits of the financial statements of HomeCom Communications, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
December 18, 1997